Exhibit 99.1

PART I — FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

Index to Financial Statements

INDEPENDENT AUDITOR’S REPORT	F–1
CONSOLIDATED BALANCE SHEETS	F–2
CONSOLIDATED STATEMENTS OF OPERATIONS	F–3
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY	F–4
CONSOLIDATED STATEMENTS OF CASH FLOWS	F–5
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED 2007 AND 2006	F–6

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and
Shareholders of BioNeutral Laboratories Corporation USA

We have audited the accompanying consolidated balance sheets of BioNeutral Laboratories Corporation USA (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. BioNeutral Laboratories Corporation USA’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioNeutral Laboratories Corporation USA as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has a working capital deficiency of approximately  $1.6 million as of December 31, 2007, has had net losses of approximately $2.4 million and $38.6 million for the years ended December 31, 2007 and 2006, respectively, has an accumulated deficit of approximately $64.1 million as of December 31, 2007.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are described in Note 3.  The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Bartolomei Pucciarelli, LLC
Lawrenceville, New Jersey
February 3, 2009

BIONEUTRAL LABORATORIES CORPORATON USA
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash	$6,800	$107,184
Marketable Securities	7,000	24,361
Prepaid Expenses	-	6,621
Total Current Assets	13,800	138,166
Property & Equipment (Note 4)	-	515
Patents (Note 5)	7,439,685	7,697,532
Other Assets	1,125	1,125
TOTAL ASSETS	$7,454,610	$7,837,338
LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses (Note 6)	$516,389	$446,179
Promissory Notes (Note 7)	-	339,856
Warrant Liability (Note 9)	1,069,750	1,069,750
Related Party Payable (Note 8)	73,151	11,161
Total Current Liabilities	1,659,290	1,866,946

TOTAL LIABILITIES	1,659,290	1,866,946

Commitments & Contingencies (Note 12)

Shareholders’ Equity (Note 10)
Preferred Stock, Series A, $.001 par value; 800,000 shares authorized, 279,991 and 235,059 shares issued and outstanding at December 31, 2007 and 2006, respectively	280	235
Preferred Stock, $.001 par value; 4,200,000 shares authorized, 0 shares issued and outstanding at December 31, 2007 and 2006, respectively	-	-
Common Stock, $.001 par value; 45,000,000 shares authorized, 17,721,415 and 15,066,236 shares issued and outstanding at December 31, 2007 and 2006, respectively	17,721	15,066
Stock Subscription Receivable	-	(300,000)
Shares to be Issued	12	926
Additional Paid-in Capital	69,887,948	67,920,521
Accumulated Deficit	(64,106,091)	(61,660,942)
Other Comprehensive Loss	(4,550)	(5,414)
Total Shareholders' Equity	5,795,320	5,970,392

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$7,454,610	$7,837,338

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

BIONEUTRAL LABORATORIES CORPORATON USA
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006

Revenues	$–	$–

Costs of Sales	–	–

Gross Profit	–	–

Operating Expenses
Stock Based Compensation	1,564,825	863,305
Depreciation and Amortization	562,744	2,306,763
Impairment Loss	-	35,068,000
Other Selling, General and Administrative Expenses	248,310	332,821
Total Operating Expenses	2,375,879	38,570,889

Loss From Operations	(2,375,879)	(38,570,889)

Other Income and Expenses	(7,294)	(10,471)

Net Loss Before Other Comprehensive Loss and Income Taxes	(2,383,173)	(38,581,360)

Provision for Income Taxes	-	-

Net Loss	(2,383,173)	(38,581,360)
Unrealized Gain (Loss) on Marketable Securities	864	(41,441)
Comprehensive Loss	$(2,382,309)	$(38,622,801)

Basic and Diluted Net Loss Per Common Share	$(0.15)	$(2.55)

Number of Common Shares Used to Compute Basic and Diluted Weighted Average	16,353,286	15,102,729

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

BIONEUTRAL LABORATORIES CORPORATON USA
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Preferred Stock		Common Stock
	Shares Issued	Par $0.001	Shares Issued	Par $0.001	Additional Paid in Capital	Stock Subscription Receivable	Shares To Be Issued	Other Compre-hensive Loss	(Accumulated Deficit) Retained Earnings	Total Stockholder’s Equity
Balance, December 31, 2005	-	$-	15,103,236	$15,103	$64,946,706	$-	$-	$36,027	$(21,246,948)	$43,750,888
Exchange of Common Stock for Preferred Stock	235,059	235	(349,000)	(349)	1,832,736	-	12	-	(1,832,634)	-
Issuance of Stock for Cash	-	-	-	-	278,667	(300,000)	333	-	-	(21,000)
Stock Based Compensation	-	-	312,000	312	862,412	-	581	-	-	863,305
Unrealized Loss on Available for Sale Marketable Securities	-	-	-	-	-	-	-	(41,441)	-	(41,441)
Net Loss	-	-	-	-	-	-	-	-	(38,581,360)	(38,581,360)
Balance, December 31, 2006	235,059	235	15,066,236	15,066	67,920,521	(300,000)	926	(5,414)	(61,660,942)	5,970,392
Issuance of Stock For Cash	-	-	333,334	333	-	300,000	(333	-	-	300,000
Issuance of Stock For Conversion of Debt	44,932	45	-	-	404,343	-	-	-	(61,976)	342,412
Stock Based Compensation	-	-	2,321,845	2,322	1,563,084	-	(581	-	-	1,564,825
Unrealized Loss on Available for Sale Marketable Securities	-	-	-	-	-	-	-	864	-	864
Net Loss	-	-	-	-	-	-	-	-	(2,383,173)	(2,383,173)
Balance, December 31, 2007	279,991	$280	17,721,415	$17,721	$69,887,948	$-	$12	$(4,550)	$(64,106,091)	$5,795,320

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

BIONEUTRAL LABORATORIES CORPORATON USA
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006
CASH USED IN OPERATING ACTIVITIES
Net Loss	$(2,383,173)	$(38,581,360)
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Stock Based Compensation	1,564,825	863,305
Depreciation and Amortization	562,744	2,306,763
(Gain) Loss on Sale of Marketable Securities	2,832	(5,711)
Impairment Loss	-	35,068,000
Changes in Operating Assets and Liabilities
(Increase) Decrease in Prepaid Expenses	6,621	(6,621)
Increase in Accounts Payable and Accrued Expenses	70,210	295,577
NET CASH USED IN OPERATING ACTIVITIES	(175,941)	(60,047)

CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES:
Expenditures for Patentable Technology and Associated Patent Costs	(304,382)	(276,443)
Net Proceeds From Sales of Marketable Securities	15,393	75,011
NET CASH USED IN FINANCING ACTIVITIES	(288,989)	(201,432)

CASH PROVIDED BY FINANCING ACTIVITIES:
Net Proceeds From Issuance of Stock	300,000	-
Payment of Financing Fees	-	(21,000)
Proceeds From Related Party Payables	61,990	900
Proceeds From Promissory Notes	2,556	339,856
NET CASH PROVIDED BY FINANCING ACTIVITIES	364,546	319,756

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(100,384)	58,277
BEGINNING CASH & CASH EQUIVALENTS	107,184	48,907
ENDING CASH & CASH EQUIVALENTS	$6,800	$107,184

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$–	$-
Cash Paid for Income Taxes	$–	$–

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION
Issuance of Convertible Series A Preferred Stock to Cancel Promissory Note Debts	$342,412	$-
Issuance of Preferred Stock in Exchange of Common Stock, Deemed Dividend	$1,832,634	$-

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

BIONEUTRAL LABORATORIES CORPORATON USA
FOOTNOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1 - NATURE OF BUSINESS

BioNeutral Laboratories Corporation USA (the "Company") was incorporated under the laws of the State of Delaware on April 14, 2003 as BioNeutral Corporation.  On April 16, 2003 the Company’s name was changed to BioNeutral Laboratories Corporation USA.  The Company is a specialty chemical company attempting to commercialize a novel combinational chemistry-based technology which can neutralize harmful environmental contaminants, toxins and dangerous micro-organisms including bacteria, viruses and spores.  The Company’s technology and original inventions originated in New Zealand during 2002.  During 2003, the New Zealand business, BioNeutral Laboratories Limited (“BLL”) determined it would license its technology to the Company, which was an independently-owned and operated business in the United States of America.  During 2004, BLL determined it would be unable to successfully complete its own business plan.  BLL began discussions with the Company which led to the sale of a portion of BLL’s intellectual property portfolio to the Company.  On January 29, 2009, the Company and BLL completed a transaction such that the Company held all rights to the technology, know-how and trade secrets originally held by BLL.  The Company's fiscal year end is December 31.

The Company is a specialty chemical company, organized to commercialize a novel combinational chemistry-based technology which can neutralize harmful environmental contaminants, toxins and dangerous micro-organisms including bacteria, viruses and spores.  The formulations include natural and common ingredients which are found in traditional food products.  The Company combines these widely-used compounds in various ways to create unique chemical formulations.

The Company’s proprietary platform technology has been proven effective in surface, water and airborne applications.  The products include BioNeutralizers and ChemoNeutralizers.  BioNeutralizers, based on our proprietary Ygiene™ platform formulation, disinfect, decontaminate and sterilize.  BLL believes it has the broadest-based, fastest acting, most effective and safest anti microbial known.  This class of products has important applications for consumers, healthcare and the military.  ChemoNeutralizers, based on the Ogiene™ formula, irreversibly bind chemical contaminants and toxin molecules and render them harmless.  Product applications include industrial pollution, environmental contaminants, and protection against chemical weapons of mass destruction.

On July 31, 2004, the Company acquired intellectual property, namely technology, know-how and trade secrets, from BLL. The company issued BLL a total of 2,227,720 shares of the company’s common stock, valued at $10,456,739 as consideration for the purchase of the intellectual property. However, as a condition to this transaction, BLL retained a perpetual license to manufacture, license and use the technology, know-how and trade secrets.  BLL also retained a perpetual right to sell products utilizing the technology, know-how and trade secrets for any products and for any application in Asia, Australasia and the Pacific Islands.

On September 14, 2005, the Company and BLL agreed to terminate the July 31, 2004 agreement between the Company and BLL.  The Company and BLL further agreed that the Company would grant BLL perpetual rights to sell products and applications utilizing the Company’s technology, know-how and trade secrets in specific geographic locations within Asia, Australasia and the Pacific Islands but not including countries such as the People’s Republic of China and Japan.  The Company also granted BLL the right to import manufactured products and applications utilizing the Company’s technology, know-how and trade secrets, from countries in which BLL does not hold any specific rights to manufacture, sell or market such products or other applications.

BLL received the following as consideration for the cancellation of the July 31, 2004, agreement and the assignment of additional patent rights related to countries such as the People’s Republic of China and Japan:

1.	7,000,000 shares of the Company’s common stock valued at $35,000,000

2.	A Stock Warrant to purchase 25,000 shares of the Company’s Convertible Series A Preferred Stock with an exercise price of $7.21, valued at $1,069,750

3.
A Stock Warrant to purchase 500,000 shares of the Company’s common stock at the price per share equal to 100% of the price per share of the first “arm’s length” financing subsequent to September 14, 2005 which results in gross proceeds to the Company of over $1,000,000

4.
A Stock Warrant to purchase 750,000 shares of the Company’s common stock at the price per share Equal to 130% of the price per share of the first “arm’s length” financing subsequent to September 14, 2005 which results in gross proceeds to the Company of over $1,000,000

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

5.	As a condition to entering in to this transaction, BLL agreed to forgive $386,817 in debts owed by the Company to BLL for services and goods incurred by BLL in prior years on behalf of the Company.

The Company and BLL agreed to terminate the September 14, 2005 agreement between the Company and BLL. The Company and BLL further agreed that the Company would be granted all remaining rights held by BLL to manufacture, market, distribute and sell products and applications utilizing the Company’s technology, know-how and trade secrets in specific geographic locations within Asia, Australasia and the Pacific Islands. To consummate the transaction, BLL agreed to cancel warrants to purchase 1,500,000 shares of the Company’s common stock, which are classified as warrant liability in the balance sheets and valued at $1,069,750. Concurrently, the Company issued BLL 600,000 shares of the Company’s common stock valued at $600,000 and 520,000 shares of Convertible Series A Preferred Stock valued at $5,200,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Statement

The Securities and Exchange Commission ("SEC") has issued Financial Reporting Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies (“FRR 60”), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Valuation of intangible assets and long lived assets, review for impairment losses, amortization of intangible assets;

Valuation of stock based compensation and other equity instruments;

Revenue recognition;

Principles of Consolidation

The consolidated financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books and records of the Company’s subsidiaries to present them in conformity with GAAP.

Subsidiaries	Countries Registered In	Percentage of Ownership
Environmental Commercial Technology Corporation	Delaware, United States of America	100.00%

Environmental Commercial Technology Corporation (“ECT”) was organized in 2004 to develop business opportunities related to the control and eradication of mold and fungus.  ECT entered into a contract with one customer and generated $2,041,000 in revenues in 2004 but is a dormant entity at this time.

Cash and Cash Equivalents

For purposes of the consolidated balance sheets and cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

Marketable Securities

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

The Company’s short-term investments are classified as available-for-sale at the respective balance sheet dates. The Company accounts for its investments at fair value in accordance with SFAS 115. The investments classified as available-for-sale are recorded at fair value based upon quoted market prices, and any material temporary difference between the cost and fair value of an investment is presented as a separate component of accumulated other comprehensive income (loss.) Unrealized losses are charged against “Other income (expense)” when a decline in fair value is determined to be other than-temporary. The Company considers several factors to determine whether a loss is other-than-temporary. These factors include but are not limited to: (i) the extent to which the fair value is less than cost basis, (ii) the financial condition and near term prospects of the issuer, (iii) the length of time a security is in an unrealized loss position and (iv) the Company’s ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. The Company’s ongoing consideration of these factors could result in additional impairment charges in the future, which could adversely affect its results of operation. There were no impairment charges recorded on the Company’s investments during the years ended December 31, 2007 and 2006, respectively. The specific identification method is used to determine the realized gains and losses on investments.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. Receivable balances past due over 120 days, which exceed a specified dollar amount, are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Concentrations of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained at banks within the United States of America.  Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash.  The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits.  Total cash in banks at December 31, 2007 and 2006, amounted to $6,800 and $107,184, respectively. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Property and Equipment

Property and equipment is located at the Company’s office in Newark, New Jersey and is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Computer hardware	3 years

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of December 31, 2007, management does not believe any of the Company’s assets were impaired.  As of December 31, 2006, management determined that its patents were impaired and recorded an impairment loss of $35,068,000.

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

Fair Value Measurements

Effective January 1, 2008, we adopted SFAS 157, Fair Value Measurements (SFAS 157). SFAS 157 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The adoption of SFAS No. 157 did not have a material impact on our fair value measurements.

The following tables present our assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy. The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value.

		Fair Value Measurements at Reporting Date Using
Description	December 31, 2007	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Marketable Securities	$7,000	$7,000	$—	$—
Total Assets	$7,000	$7,000	$—	$—

		Fair Value Measurements at Reporting Date Using
Description	December 31, 2006	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Marketable Securities	$24,361	$24,361	$—	$—
Total Assets	$24,361	$24,361	$—	$—

Goodwill and Intangible Assets

The Company adopted SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, effective June 2001 and revised in December, 2007. SFAS No. 141 requires the use of the purchase method of accounting for any business combinations initiated after June 30, 2002, and further clarifies the criteria to recognize intangible assets separately from goodwill. Under SFAS No. 142, goodwill and indefinite−life intangible assets are no longer amortized but are reviewed for impairment annually.

Comprehensive Income

Accumulated other comprehensive income represents unrealized gains and losses on marketable securities held by the Company, which are included in the consolidated statement of shareholders’ equity.

Revenue Recognition

The Company records revenues when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenues are recorded in accordance with Staff Accounting Bulletin ("SAB") No. 104, as issued by the United States Securities and Exchange Commission (“SAB 104”), the Company is still contemplating various business plans but anticipates recognizing revenues in 2009.

The Company negotiates contracts with its customers, which may include revenue arrangements with multiple deliverables, as outlined by Emerging Issues Task Force No. 00-21 ("EITF 00-21"). The Company’s accounting policies are defined such that each deliverable under a contract is accounted for separately. Historically, the Company has not entered into contracts with its customers that provided for multiple deliverables.

During the year ended December 31, 2006, the Company experienced several setbacks with regard to independent testing of its chemical formulations.  In late 2006, the Company decided to temporarily pull its products from the marketplace in order to complete further

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements testing.  Management anticipated additional revisions to the chemical formulations would result in an enhanced product portfolio.  The Company is planning to release its products in 2009.

Stock-Based Compensation

The Company does not have a formal stock option plan. However, the Company offered some of our employees stock-based compensation in the form of stock warrants and shares of our common stock. Prior to July 1, 2005, we accounted for those stock-based compensation awards using the recognition and measurement principles of the intrinsic value method of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations, and applied the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under the intrinsic value method, we recognized compensation expense on the date of grant only if the current market price of the underlying stock on the grant date exceeded the exercise price of the stock-based award.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS 123(R)”), which revises SFAS 123 (R) and supersedes APB Opinion No. 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005. Subsequent to the effective date, the pro forma disclosures previously permitted under SFAS 123 (R) are no longer an alternative to financial statement recognition.

In March 2005, the Staff of the SEC issued SAB No. 107, Share-Based Payment. SAB No. 107 expresses the view of the SEC Staff regarding the interaction between SFAS 123 (R) and certain SEC rules and regulations and provides the SEC Staff’s views regarding the valuation of share-based payment arrangements for public companies. The SEC Staff believes the guidance in SAB No. 107 will assist public companies in their initial implementation of SFAS 123 (R) beginning with the first interim or annual period of the first fiscal year that begins after June 15, 2005.

Effective July 1, 2005, we adopted SFAS 123 (R) using the modified prospective method. Under this method, compensation cost recognized during 2006 includes: (1) compensation cost for the portions of all share-based payments granted prior to, but not yet vested as of July 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of FASB Statement No. 123 amortized on a straight-line basis over the options’ remaining vesting period beginning July 1, 2005, and (2) compensation cost for all share-based payments granted subsequent to July 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123 (R) amortized on a straight-line basis over the options’ requisite service period.

Advertising

Advertising costs are expensed as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109 Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In July, 2006, the FASB issued FASB Interpretations No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. FIN 48 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. FIN 48 became effective as of January 1, 2007 and had no impact on the Company’s consolidated financial statements.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Net Earnings (Loss) Per Share

The Company utilizes SFAS No. 128, Earnings per Share to calculate gain or loss per share. Basic gain or loss per share is computed by dividing the gain or loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted gain or loss per share is computed similar to basic gain or loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive. Under SFAS No. 128, if the additional common shares are dilutive, they are not added to the denominator in the calculation. Where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders). For the years ended December 31, 2007 and 2006, respectively, when the Company incurred a loss, common stock equivalents have been excluded from the calculation of diluted loss per share.

The following table outlines the common stock equivalents outstanding as of December 31, 2007 and 2006, respectively.

	December 31,
	2007	2006

Warrants to Purchase Convertible Series A Preferred Stock	250,000	250,000
Warrants to Purchase Common Stock	1,250,000	1,250,000
Convertible Series A Preferred Stock	2,799,910	2,350,590
	4,299,910	3,850,590

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.  The consolidated financial statements include some amounts that are based on management’s best estimates and judgments.  Significant estimates include the stock based compensation, warrant liabilities, depreciation, amortization, useful lives of fixed assets and intangible assets, and tax liabilities. These estimates may be adjusted as more current information becomes available, and any future adjustments could be significant in nature to the financial statements taken as a whole.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $(64,106,091) as of December 31, 2007 and negative cash flows from operations during the year ended December 31, 2007 of $(178,773). The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Management expects to consummate a significant debt or equity financing during the first six months of 2009 and believes this financing should enable it to continue operations through at least December 31, 2010.  Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,
	2007	2006

Computer Hardware	$4,233	$4,233
Less: Accumulated depreciation and amortization	(4,233)	(3,718)
	$-	$515

NOTE 5 - PATENTS

The Company has several patents pending on proprietary chemical formulations capable of neutralizing noxious chemicals and eliminating harmful microbes.  The Company capitalized the costs of acquired technology, know-how and trade secrets and identifiable costs incurred to develop, file and defend the Company’s patents and new patent or provisional patent applications.  Patent costs incurred by the Company to date are as follows:

Valuation of Stock Issued to BLL for Patent Rights	$45,456,739
Direct Labor and Contract Services for Testing and Support	1,053,536
Cost of Equipment and Component Materials	83,198
Professional Fees	229,772
Cash Paid for Patent Rights	100,000
Overhead Allocated	18,400
Liabilities Forgiven by BLL	(386,817)
Total Cost	46,554,828
Impairment Loss Previously Recorded on December 31, 2006	(35,068,000)
Net Cost, December 31, 2007	$11,486,828

The Company follows SFAS 142 and amortizes the costs of its patents over the specific useful life of the patents, or 20 years. Amortization expense was $562,229 and $2,305,533 for the years ended December 31, 2007 and 2006, respectively.  An impairment loss was recorded on December 31, 2006 after the Company encountered setbacks with its independent testing process.  The impairment loss of $35,068,000 was determined by management after a complete internal review of the Company’s assets, which consisted almost entirely of the technology, know-how and trade secrets covered by the patents pending and consideration of a recent financing which valued the Company at $0.90 per share of common stock outstanding.  During 2003, 2004 and 2005, the Company’s common stock had been valued at approximately $5.00 per share.

    Accumulated amortization related to patent costs as of December 31, 2007 and 2006 totaled $4,047,143 and $3,484,914, respectively.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2007 and 2006:

	December 31,
	2007	2006

Accrued Compensation	$324,000	$160,000
Other Liabilities	192,389	286,179
	$516,389	$446,179

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

NOTE 7 – PROMISSORY NOTES

On June 15, 2006, the Company entered into a promissory note with KCW Trust, an unaffiliated entity, for gross proceeds of $200,000.  The promissory note carried interest at 9% per annum and had an original maturity date of October 1, 2006.  The Company defaulted on this promissory note on October 1, 2006.  The Company settled the promissory note in full on February 1, 2007, upon the issuance of 27,739 shares of the Company’s Convertible Series A Preferred Stock, which at the time was convertible into 277,390 shares of the Company’s common stock.  The Company valued these shares of Convertible Series A Preferred Stock at $249,651.  The Company recorded a beneficial conversion feature of $38,259, which was the excess consideration, or value of the Convertible Series A Preferred Stock, over the value of the debt being cancelled, $211,392, upon the settlement of the promissory note.

On June 15, 2006, the Company entered into a promissory note with Barclay Crawford, an unaffiliated individual, for gross proceeds of $123,960.  The promissory note carried interest at 9% per annum and had an original maturity date of October 1, 2006.  The Company defaulted on this promissory note on October 1, 2006.  The Company settled the promissory note in full on February 1, 2007, upon the issuance of 17,193 shares of the Company’s Convertible Series A Preferred Stock, which at the time was convertible into 171,930 shares of the Company’s common stock.  The Company valued these shares of Convertible Series A Preferred Stock at $154,737.  The Company recorded a beneficial conversion feature of $23,717, which was the excess consideration, or value of the Convertible Series A Preferred Stock, over the value of the debt being cancelled, $131,020, upon the settlement of the promissory note.

For the years ended December 31, 2007 and 2006, the Company recorded $15,896 and $2,556 of interest expense associated with these promissory notes.  Interest expense is classified within other income and expenses in the statements of operations.

NOTE 8 – RELATED PARTY TRANSACTIONS

    During September 2005, a member of the Company’s Board of Directors advanced funds to the Company totaling $10,000.  Repayment terms have not been determined.

During October and November 2007, the members of the Company’s Board of Directors advanced funds to the Company totaling $60,000.  Repayment terms were not defined at the time.  The loans are classified as related party payables in the balance sheets and carried interest at 9% per annum.  The majority of the loans were either paid off or converted to equity in January, 2009.  For the years ended December 31, 2007 and 2006, the Company recorded $1,990 and $900 of interest expense associated with these loans.

On December 26, 2006, two members of the Board of Directors participated in a share exchange, which the Company offered to them and other shareholders who had invested in an October 2004 private placement.  The two members of the Board of Directors and their families received 27,735 shares of the Company’s Convertible Series A Preferred Stock in exchange for 40,000 shares of the Company’s common stock, which resulted in compensation to the individuals which was classified as a deemed dividend of $213,615.

During the year ended December 31, 2006, the Company issued 250,000 shares of the Company’s common stock, valued at $225,000 for compensation to two of the Company’s members of the Board of Directors for services rendered, in addition to board services.

During the year ended December 31, 2006, the Company issued 312,000 shares of the Company’s common stock, valued at $280,800 for compensation to the Company’s former Chief Executive Officer for services rendered.

On December 31, 2006, the Board of Directors approved a one time issuance of 83,215 shares of common stock payable to each member of the Board of Directors for board compensation for the year ended December 31, 2006.  The Company’s total board compensation was $585,205 for the year ended December 31, 2006.

On November 15, 2007, the Board of Directors approved a one time issuance of 83,215 shares of common stock payable to each member of the Board of Directors for board compensation for the year ended December 31, 2007.  The Company’s total board compensation was $523,674 for the year ended December 31, 2007.

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

NOTE 9 – WARRANT LIABILITY
On September 14, 2005, BLL received Stock Warrants to purchase the Company’s preferred stock and common stock as consideration for the cancellation of the July 31, 2004 agreement and the assignment of additional patent rights related to countries such as the People’s Republic of China and Japan.

BLL received a Stock Warrant to purchase 25,000 shares of the Company’s Convertible Series A Preferred Stock with an exercise price of $7.21, valued at $1,069,750, expiring on September 14, 2009.  This Stock Warrant was valued and accounted for in accordance with Statements of Financial Accountants Standards (“SFAS”) No. 150 (“SFAS 150”).  SFAS 150 requires that the Company determine the fair value of the Stock Warrant on the date of issuance by determining the fair market value of the underlying stock less the exercise price of the Stock Warrant.  The Company recorded a corresponding liability and offset to equity for the fair value of the Stock Warrant.  Subsequent changes in terms with regard to the Stock Warrant could require an adjustment to the fair value of the Stock Warrant.  Otherwise, the liability is carried on the balance sheets, classified as a warrant liability, until exercise or expiration.

BLL received a Stock Warrant to purchase 500,000 shares of the Company’s common stock at the price per share equal to 100% of the price per share of the first “arm’s length” financing subsequent to September 14, 2005 which results in gross proceeds to the Company of over $1,000,000.  The Company determined the Stock Warrant should be accounted for in accordance with SFAS 150.  The Company determined that the Stock Warrant was effectively priced at fair market value.  As a result, the Stock Warrant had no value to the holder and a liability was not necessary to record.

BLL received a Stock Warrant to purchase 750,000 shares of the Company’s common stock at the price per share Equal to 130% of the price per share of the first “arm’s length” financing subsequent to September 14, 2005 which results in gross proceeds to the Company of over $1,000,000.  The Company determined the Stock Warrant should be accounted for in accordance with SFAS 150.  The Company determined that the Stock Warrant was effectively priced above fair market value.  As a result, the Stock Warrant had no value to the holder and a liability was not necessary to record.

Through February 2, 2009, the Company had not completed a private placement of at least $1,000,000.  As a result, the Company considers the warrants for 500,000 and 750,000 shares of common stock to be contingent liabilities subject to a private placement of over $1,000,000 being completed.

NOTE 10 - STOCKHOLDERS’ EQUITY

Bioneutral Laboratories Corporation USA is authorized to issue 45,000,000 shares, in aggregate, consisting of 45,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value, of which 800,000 shares of preferred stock are designated as Convertible Series A Preferred Stock.  The Company's current Certificate of Incorporation authorizes the Board of Directors (the “Board”) to determine the preferences, limitations and relative rights of any class or series of preferred stock prior to issuance.  Each such class or series must be given distinguishable designated rights prior to issuance. As of December 31, 2007 and 2006, 279,991 and 235,059 shares of the Company’s Series A Preferred Stock were outstanding, respectively.  As of December 31, 2007 and 2006, 17,721,415 and 15,066,236 shares of the Company’s common stock were issued and outstanding, respectively.

On December 21, 2006, the Company filed a certificate of designation with the State of Delaware to designate the terms associated with the Company's Convertible Series A Preferred Stock.

Through the date of this report, the rights and preferences of the Company’s common stock and preferred stock are identified below:

Common stock:

1.	Authorized shares are 45,000,000
2.	Voting rights are equal to one vote per share of stock
3.	Par value of $0.001

Preferred Stock:

1.	Authorized shares are 4,200,000
2.	Voting rights are not designated at this time
3.	Par value of $0.001

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

Convertible Series A Preferred Stock:

1.	Authorized shares are 800,000
2.	Voting rights of each share of Convertible Series A Preferred Stock are equal to 1,000 shares of common stock.
3.	Each share of Convertible Series A Preferred Stock is convertible into 10 shares of common stock.
4.	Liquidation preference equal to 250% of the stated value, of $7.21 of the shares
5.	No dividends are issuable to any shareholders who rank junior to the shares
6.
Upon an initial public offering or if and when a significant trading market develops and other parameters occur in relation to the Company's common stock, each share could be mandatorily converted into 10 shares of common stock

7.	Par value of $0.001
Share Exchange

On December 26, 2006, the Company agreed to a share exchange whereby shareholders who purchased the Company’s common stock in October 2004 would exchange their shares of common stock for the Company’s Convertible Series A Preferred Stock.  The share exchange was completed such that 235,059 shares of the Company’s Convertible Series A Preferred Stock were exchanged for 1,832,736 shares of the Company’s common stock.  The share exchange resulted in a deemed dividend whereby the consideration received by the shareholders exceeded the consideration given up.  The Company recorded a dividend as of December 26, 2006, which valued the excess consideration at $1,832,736.

Stock Based Compensation

During the year ended December 31, 2007, the Company issued 2,321,845 shares of the Company’s common stock, valued at $1,564,825 for compensation to the Company’s employees, members of management and members of the Board of Directors for services rendered.

During the year ended December 31, 2006, the Company issued 312,000 shares of the Company’s common stock, valued at $280,800 for compensation to the Company’s former Chief Executive Officer for services rendered.

Conversion of Debt

On February 1, 2007, the Company issued 44,932 shares of the Company’s Convertible Series A Preferred Stock in exchange for the cancellation of two promissory notes totaling $342,412.  The consideration received in exchange for the cancellation of the debts was in excess of the balances on the promissory notes.  The Company recorded a beneficial conversion feature, which is included as an increase to additional paid in capital and a decrease to accumulated deficit in the consolidated statement of shareholders’ equity, of $61,976 to account for the excess consideration.

NOTE 11 – INCOME TAX

United States of America

Since the Company has had operating losses since inception, there is no provision for corporate income taxes in the United States of America.  Therefore, there are no deferred tax amounts as of December 31, 2007 and 2006, respectively.

Delaware

The Company is incorporated in Delaware but does not conduct business in Delaware. Therefore, the Company is not subject to corporate income tax. However, the Company does have to pay Franchise Tax to the Delaware Department of State. Regardless of where the Company conducts business, it must file an Annual Franchise Tax Report and pay Franchise Tax for the privilege of incorporating in Delaware. The minimum Franchise Tax is $35 with a maximum of $165,000. The Franchise Tax owed to Delaware was $5,669 and $3,124 for the years ended December 31, 2007 and 2006, respectively.  The tax for the year ended December 31, 2008 has not yet been determined but it is not anticipated to be significantly more than in previous years.

SFAS 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

The Company is not in discussions with any tax authorities whereby any settlements over past due taxes are in progress.

The Company's net deferred tax asset as of December 31, 2007 and 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Net operating loss carry forward	$26,283,000	$25,281,000
Valuation allowance	(26,283,000)	(25,281,000)
Net deferred tax asset	$––	$––

The net operating losses generated in the periods ended December 31, 2007 and 2006 will begin to expire in 2026.  The Company has recorded a full allowance against its deferred tax assets due to the fact that the likelihood of any benefit being derived by the Company in future years is indeterminable as of the date of these consolidated financial statements.

The components of current income tax expense for the years ended December 31, 2007 and 2006, consisted of the following:

	December 31, 2007	December 31, 2006
Current federal tax expense	$––	$––
Current state tax expense	––	––
Change in NOL benefits	1,002,000	––
Change in valuation allowance	(1,002,000)	––
Income tax expense	$––	$––

The following is a reconciliation of the provision for income taxes at the United States federal income tax rate to the income taxes reflected in the statement of operations:

	December 31, 2007	December 31, 2006
Tax expense (credit) at statutory rate-federal	(35%)	(35%)
State tax expense net of federal tax	(6%)	(6%)
Changes in valuation allowance	41%	41%
Tax expense at actual rate	0%	0%

NOTE 12 - COMMITMENTS & CONTINGENCIES

Operating Leases

On August 1, 2008, the Company entered into a twelve month lease agreement for its office space in Newark, New Jersey. The following table summarizes the Company’s future minimum lease payments under operating lease agreements for the five years subsequent to December 31, 2007:

Years Ended:
December 31, 2008	$9,800
December 31, 2009	$31,791
$41,591

Litigation

We may be involved from time to time in ordinary litigation that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against the Company or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

Searchhelp, Inc. Royalty Rights

On February 3, 2004, the Company’s subsidiary, ECT, entered into an agreement with Searchhelp, Inc. (“Searchhelp”).  Searchhelp paid cash and issued shares of its common stock and stock warrants to the Company and ECT in order to acquire a royalty equal to 5% of the

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements gross sales of a product ECT was developing.  The product, which has not been commercially released and has not been approved by the Environmental Protection Agency ("EPA") in the USA, was intended to prevent the growth of mold and fungus.  The agreement with Searchhelp was for a 5 ½ year term.  The Company can not currently estimate any liability it may have with regard to Searchhelp.  However, should this product eventually be released, the Company would fulfill its obligations under the February 3, 2004 agreement.

Contingent Share Issuance

           The Company has an outstanding verbal commitment to its Chief Scientist such that if and when the Company gains approval from the EPA for a product or application which utilizes its patented chemical formulations, the Chief Scientist will immediately be awarded 555,822 shares of the Company’s common stock.  The Company can not be sure beyond a reasonable doubt that these shares of common stock will ever be awarded.  As such, the Company will not record stock based compensation expense until the issuance of these shares of common stock are actually earned.  The value of such stock based compensation would be measurable on the date the shares of common stock are earned.

NOTE 13 – SUBSEQUENT EVENTS

On May 15, 2008, Raj Pamani joined the Company’s Board of Directors.  He is compensated $10,000 per month and received a stock award of 4,722,222 shares of the Company’s common stock valued at $4,250,000.

On May 30, 2008, the Company issued 277,778 shares of common stock to two unaffiliated entities for gross proceeds of $250,000.

On September 30, 2008, the Company’s Chief Scientist, Dr. Andrew Kielbania, agreed to convert $260,000 in accrued but unpaid compensation into 260,000 shares of the Company’s common stock.

On November 28, 2008 the Company signed a term sheet to consummate a reverse acquisition with Moonshine Creations, Inc., an issuer traded on the Over-the-Counter Bulletin Board (“OTCBB”) in the United States of America, whereby the Company was the surviving entity.  The Company closed the transaction on January 30, 2009, and at such time became a public-traded company.  The Company’s common stock trades on the OTCBB under the symbol “BONU.”

In December, 2008 and January, 2009, the Company issued six debentures to various unaffiliated individuals and entities for $600,000 in gross proceeds.  The debentures carried interest at 10% per annum and were due in full in 90 days from the issuance date.  The debentures had a mandatory conversion mechanism such that if the Company completed a reverse merger, or share exchange transaction between the Company and a publicly-traded company listed on the OTCBB, and completed a private placement offering of an aggregate of $500,000 or more, then the debenture would automatically convert at the per share price as agreed to in the private placement offering.

On January 29, 2009 the following transactions or events occurred:

The Company and BLL agreed to terminate the September 14, 2005 agreement between the Company and BLL.  The Company and BLL further agreed that the Company would be granted all remaining rights held by BLL to manufacture, market, distribute and sell products and applications utilizing the Company’s technology, know-how and trade secrets in specific geographic locations within Asia, Australasia and the Pacific Islands.  To consummate the transaction, BLL agreed to cancel warrants to purchase 1,500,000 shares of the Company’s common stock, which are classified as warrant liability in the balance sheets and valued at $1,069,750.  Concurrently, the Company issued BLL 600,000 shares of the Company’s common stock valued at $600,000 and 520,000 shares of Convertible Series A Preferred Stock valued at $5,200,000.

The Company issued 11,300,000 shares of the Company’s common stock valued at $11,300,000 to five entities under contracts for a term of three years to develop distribution channels for the Company’s products and applications in Japan, Australia, New Zealand, South Korea, Taiwan, the People’s Republic of China, India and throughout Europe.

The Company issued 750,000 shares of the Company’s common stock valued at $750,000 to two entities to perform business development services within the environmental market in the USA.

The Company issued 750,000 fully vested shares of the Company’s common stock valued at $750,000 to Stephen Browand, its Chief Executive Officer.  Mr. Browand does not currently receive any cash compensation.

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

The Company hired James Crane as its Chief Financial Officer.  Mr. Crane’s contract is for a term of one year. His compensation is set at $60,000 for the term of the contract.  He also received a fully vested stock award of 75,000 shares of the Company’s common stock and a further stock award of 75,000 shares of the Company’s common stock which will be subject to a vesting schedule of one year.

The Company issued 416,090 shares of the Company’s common stock valued at $416,090 as compensation to the Company’s members of the Board of Directors for the year ended December 31, 2008.  Members of the Board of Directors who also serve as officers were not separately compensated for service on the Board of Directors.

The Company issued 90,000 shares of the Company’s common stock in a private placement with four unaffiliated investors for total proceeds of $90,000.

The Company’s Chief Financial Officer purchased $10,000 shares of the Company’s common stock for gross proceeds of $10,000.

The Company issued 20,000 shares of the Company’s common stock to a former member of the Company’s Board of Directors to cancel outstanding loans of $20,000 owed to him.  In connection with the stock issuance, the individual also agreed to forgive interest on the loan of approximately $2,400.

The majority of the shareholders of both common stock and Convertible Series A Preferred Stock, consistent with the requirements of the current certificate of designation for the Convertible Series A Preferred Stock, voted to change the certificate of designation and thereby eliminated the preemptive and special voting rights previously designated and provided the Company with additional mandatory conversion terms such that the Convertible Series A Preferred Stock would convert to common stock upon the closing of the reverse acquisition on January 30, 2009.

Jack Jacobs, Telly Zacharaides, and Harold Unger resigned from the Board of Directors.

NOTE 14 - RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the FASB issued SFAS No. 157, Defining Fair Value Measurement ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

In September 2006, FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS 158"). The Company has adopted SFAS 158 except for the requirement to measure plan assets and benefit obligations as of the date of the Company's fiscal year-end statement of financial position which is effective to fiscal years beginning after December 15, 2008. The Company is currently assessing the potential impact that the adoption of SFAS 158 could have on its financial statements.

In December 2006, FASB issued FSB EITF 00-19-2, Accounting for Registration Payment Arrangements(“FSB EITF 00-19”), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSB EITF 00-19-2 is effective immediately for new and modified registration payment arrangements entered into after December 21, 2006, and beginning in the fiscal year ended December 31, 2007 for any such instruments entered into before that date. The Company does not expect the issuance of FSB EITF 00-19-2 to have a material impact on the consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

In April 2007, the FASB issued a FASB Statement Position ("FSP") on FASB FIN 39-1 which modifies FIN 39, Offsetting of Amounts relating to Certain Contracts ("FIN 39"). FIN 39-1 addresses whether a reporting entity that is party to a master netting arrangement can offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts recognized for derivative instruments that have been offset under the same master netting arrangement in

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements accordance with FIN 39. Upon adoption of this FSP, a reporting entity shall be permitted to change its accounting policy to offset or not offset fair value amounts recognized for derivative instruments under master netting arrangements. The guidance in this FSP is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the potential impact of implementing this standard.

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations ("SFAS 141"). SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In February 2008, FASB issued FSP SFAS No. 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (“FSP SFAS 140-3”). The objective of this FSP is to provide guidance on accounting for a transfer of a financial asset and a repurchase financing. This FSP presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"). However, if certain criteria are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under SFAS 140. FSP SFAS 140-3 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within these fiscal years. Earlier application is not permitted. The Company is currently reviewing the effect, if any; the proposed guidance will have on its consolidated financial statements.

In February 2008, FASB issued FSP SFAS No. 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP SFAS 157-1”). FSP SFAS 157-1 amends SFAS 157 to exclude SFAS 13, Accounting for Leases(SFAS 13), and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under SFAS 13. However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination that are required to be measured at fair value under SFAS 141, or SFAS 141(R), regardless of whether those assets and liabilities are related to leases. FSP SFAS 157-1 is effective upon the initial adoption of SFAS 157. The Company is currently evaluating the impact of adopting FSP SFAS No. 157-1 on its consolidated financial statements.

In February 2008, FASB issued FSP SFAS No. 157-2, Effective date of FASB Statement No. 157 (“FSP SFAS 157-2”). FSP SFAS 157-2 delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting FSP SFAS No. 157-2 on its consolidated financial statements.

In March 2008, FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company is currently assessing the potential impact that the adoption of SFAS 161 could have on its consolidated financial statements.

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements